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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Proxy statement/Prospectus constituting a part of this Registration Statement of our report dated February 13, 2004, except for Note 21, as to which the date is March 25, 2004, relating to the consolidated financial statements of InterMountain Community Bancorp as of December 31, 2003 and 2002 and for the three years in the period ended December 31, 2003 appearing in the Company's Form 10.

We also consent to the reference to us under the caption "Experts" in the Proxy statement/Prospectus.

/s/ BDO Seidman, LLP
Spokane, Washington

September 9, 2004